CHASE BANK, TRUSTEE                           DETERMINATION DATE:    02-MAY-02
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-MAY-02
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002 A                    FOR THE PERIOD ENDED:  25-APR-02
                                              LOCK-OUT DATE:         MAR-07

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                 CLASS I A-1       CLASS I A-2       CLASS I A-3     CLASS 1 A-4
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                 2,529,886.59        241,783.35        153,733.65      274,380.98

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE                                    444,134.10
    (B) PARTIAL PREPAYMENTS RECEIVED                               103,306.40
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)           1,886,183.50
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE                            0.00
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE                          0.00
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)          0.00
                                                                 ------------      ------------      ------------      ------------
 TOTAL PRINCIPAL DISTRIBUTION                                    2,433,624.00              0.00              0.00             0.00

(C) INTEREST DISTRIBUTION                                           96,262.59        241,783.35        153,733.65        274,380.98
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00              0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                         96,262.59        241,783.35        153,733.65        274,380.98

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         59,157,615.96     60,826,000.00     33,061,000.00     50,733,000.00
    LESS: PRINCIPAL DISTRIBUTION                                 2,433,624.00              0.00              0.00              0.00
                                                                -------------     -------------     -------------     -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             56,723,991.96     60,826,000.00     33,061,000.00     50,733,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                          257,487.19     (H)                   Pool Factor
    SECTION 8.06 REIMBURSEMENT AMOUNT                                    0.00     CLASS I A-1           0.89152221
    SECTION 6.02 REIMBURSEMENT AMOUNT                                    0.00     CLASS I A-2           1.00000000
    REIMBURSEABLE FEES                                                   0.00     CLASS I A-3           1.00000000
                                                                  ------------    CLASS I A-4           1.00000000
 TOTAL FEES DUE SERVICER                                           257,487.19     CLASS I A-5           1.00000000
                                                                                  CLASS I M-1           1.00000000
                                                                                  CLASS I B-1           1.00000000
                                                                                  CLASS I B-2           1.00000000

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I A-5       CLASS I M-1     CLASS 1 B-1      CLASS 1 B-2
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                    59,557.17         59,724.93         51,526.80        102,255.30

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------      ------------      ------------      ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00              0.00              0.00              0.00

(C) INTEREST DISTRIBUTION                                           59,557.17         59,724.93         51,526.80        102,255.30
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00              0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                         59,557.17         59,724.93         51,526.80        102,255.30

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         10,066,000.00     10,066,000.00      8,808,000.00     14,470,089.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00              0.00              0.00              0.00
                                                                -------------     -------------     -------------      ------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             10,066,000.00     10,066,000.00      8,808,000.00     14,470,089.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                       Original Balance           Rate
    SECTION 8.06 REIMBURSEMENT AMOUNT                           63,626,000.00           2.0200%
    SECTION 6.02 REIMBURSEMENT AMOUNT                           60,826,000.00           4.7700%
    REIMBURSEABLE FEES                                          33,061,000.00           5.5800%
                                                                50,733,000.00           6.4900%
 TOTAL FEES DUE SERVICER                                        10,066,000.00           7.1000%
                                                                10,066,000.00           7.1200%
                                                                 8,808,000.00           7.0200%
                                                                14,470,089.00           8.4800%

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -

(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)

 TOTAL PRINCIPAL DISTRIBUTION
                                                                 1,039,224.77
(C) INTEREST DISTRIBUTION                                        1,803,888.14
    UNPAID INTEREST SHORTFALL

TOTAL INTEREST DISTRIBUTION
                                                                                      When                 VMF SPC
(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE          2,433,624.00            244,754,080.96
    LESS: PRINCIPAL DISTRIBUTION                                                      is less than
                                                                                         251,656,089.00
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE                                                0.10
                                                                                          25,165,608.90
(E) FEES DUE SERVICER                                                                 We can prepay
    MONTHLY SERVICING FEE                                                       Rate
    SECTION 8.06 REIMBURSEMENT AMOUNT                               Class A-1   2.020%    59,157,615.96   1,194,984
    SECTION 6.02 REIMBURSEMENT AMOUNT                               Class A-2   4.770%    60,826,000.00   2,901,400
    REIMBURSEABLE FEES                                              Class A-3   5.580%    33,061,000.00   1,844,804
                                                                    Class A-4   6.490%    50,733,000.00   3,292,572
 TOTAL FEES DUE SERVICER                                            Class A-5   7.100%    10,066,000.00     714,686
                                                                    Class A-6   7.120%    10,066,000.00     716,699
                                                                    Class B-1   7.020%     8,808,000.00     618,322
                                                                    Class B-2   8.480%    14,470,089.00   1,227,064

                                                                                         247,187,704.96  12,510,530  5.06%

CHASE BANK, TRUSTEE                           DETERMINATION DATE:    02-MAY-02
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-MAY-02
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002 A                    FOR THE PERIOD ENDED:  25-APR-02



                                                    NO. OF    UNPAID PRINCIPAL   DELINQUENCY AS OF        NO. OF   UNPAID PRINCIPAL
(F) DELINQUENCY AS OF THE DUE PERIOD              CONTRACTS       BALANCE        CALENDAR MONTH END     CONTRACTS       BALANCE
    31-59 Days Delinquent                                87      3,334,797       31-59 Days Delinquent       44        1,816,529
    60-89 Days Delinquent                                13        499,021       60-89 Days Delinquent       10          379,428
    90+ Days Delinquent                                  11        468,458       90+ Days Delinquent          9          363,295

    3-Month Avg Thirty-Day Delinquency Ratio           1.28%                     3-Month Avg Thirty-Day Delinquency Ratio   0.74%
    3-Month Avg Sixty-Day Delinquency Ratio            0.26%                     3-Month Avg Sixty-Day Delinquency Ratio    0.20%


(G) Section 3.05 Repurchases                                          0.00

(I) Class R Distribution Amount                                 764,663.37           Acquisition Loss Amount
    Reposession Profits                                               0.00
                                                                                  Current Month Acquisition Loss Amount       0
(J) Principal Balance of Contracts in Repossession              253,685.27        Cumulative Acquisition Loss Amount          0

(K) Aggregate Net Liquidation Losses                                  0.00        Current Realized Loss Ratio          0
                                                                                  Cumulative Realized Loss Ratio    0.00%
(L) (x) Class B-2 Formula Distribution Amount                   102,255.30
    (y) Remaining Amount Available                              866,918.67
                                                                ----------
    Amount Of (x) Over (y)                                            0.00

(M) Class B-2 Liquidation Loss Amount                                 0.00

(N) Guarantee Payment                                                 0.00

(O) Unadvanced Shortfalls                                             0.00

                                                        No.         $
(P) Units Repossessed                                   6       174,212.67

(Q) Principal Prepayments Paid                                1,989,489.90

(R) Scheduled Principal Payments                                444,134.10

(S) Weighted Average Interest Rate                                   10.18%



                      Computation Of Available Distribution Amount
(i)  Certificate Account Balance At Monthly Cutoff-Vanderbilt                4,192,230.70
     Certificate Account Balance At Monthly Cutoff-Subservicer-21st            540,382.49

(ii) Monthly Advance Made                                                            0.00
(iii)Section 5.05 Certificate Fund Income-Vanderbilt                             3,830.58
(iii)Section 5.05 Certificate Fund Income-Subservicer-21st                         500.96

(V) Principal Due Holders                                                            0.00
Less:
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Vanderbilt                                199,392.59
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Subservicer-21st                           42,552.81


(ii) Due To The Servicer Pursuant To Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                         0.00
   (ii)  Reimbursement For Taxes From Liquidation Proceeds                           0.00
   (iii) Monthly Servicing Fee                                                 257,487.19
   (iv)  Reimburseable Liquidation Expenses                                          0.00
   (v)   Section 6.04 (C) Reimbursement                                              0.00
   (vi)  Section 8.06 Reimbursement                                                  0.00
   (vii) Amounts Not Required To Be Deposited-Subservicer-21st                       0.00

Total Due Servicer                                                             257,487.19

Available Distrubution Amount-Vanderbilt                                     3,739,181.50
Available Distrubution Amount-Subservicer-21st                                 489,330.64

To Class A And B                                                             3,472,848.77

Monthly Excess Cashflow                                                        764,663.37

Weighted Average Remaining Term (Months)                                           222.00

  Scheduled Balance Computation

  Prior Month Balance                                                      247,187,704.96


  Current Balance                                     244,769,055.54
     Adv Principal                                         50,540.61
     Del Principal                                         65,515.19
  Pool Scheduled Balance                                                   244,754,080.96


  Principal Payments In Full                            1,886,183.50
  Partial Prepayments                                     103,306.40

  Scheduled Principal                                     444,134.10

  Collateral Balance                                                       244,769,055.54
